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                                                                   Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44146) of Autoweb.com, Inc. of our report dated January 22, 2001, except for Note 6 as to which the date is March 21, 2001 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 30, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 2, 2001